Life on Earth, Inc. Releases Shareholder Update, Files 8K and Presentation Deck

New York, New York--November 6, 2019 (GLOBE NEWSWIRE) -- via OTC PR WIRE -- Life on Earth, Inc. (OTCQB: LFER) CEO Fernando Leonzo Issues Share holder Letter Filed in an 8K and Accessible via the Company website. www.lifeonearthinc.com

November 6, 2019

Dear Shareholders, Research Analysts and Institutions:

It is my deepest desire to convey direction and strategy pertaining to forward progress of Life on Earth, Inc. (LFER) and the potential opportunities that we share. The year 2019 has been a period of transition, shift and a planned expansion into a new business development. We have been preparing the Company to enter the CBD and cannabis marketplace with a vast array of higher margin consumer products. Positioned originally as a Consumer-Packaged Goods (CPG) company in the beverage space, Life On Earth plans to make a strong presence in the cannabis market. Our highly experienced team, in the CPG industry, and a new director (soon to be announced) who has a background in the cannabis industry, will help us better execute an effective strategy that management believes will bring much-needed shareholder value. It is my hope that the recently filed Forms 8-K that have been published offer an explanation that will convey the opportunity that lies before us and the need for our company to have divested itself of poor performing assets. These product lines were draining the Company of much needed resources and focus that should be keenly directed on opportunities identified within the cannabis space. Please review our company deck. A copy is attached.

Life on Earth, Inc. is a publicly traded corporation that is dedicated to full transparency and reporting.

The strategy we are pursuing encompasses strategic partnerships as well as merger and acquisition opportunities in the cannabis market. In the future, we will discuss and disclose targets that are the subject of letters of intent or agreements. We seek these transactions to target revenue growth and accretion.

“We have officially divested ourselves of our beverage distribution operations which were carrying losses that were unsustainable and fruitless to turn around. With that, we’ve been able to clear out a significant amount of legacy payables which will help us clear the deck for us to focus on revenue generating assets which have higher margins within the cannabis industry” said John Romagosa, President of Life On Earth, Inc.

It is my hope and goal to make Life on Earth, Inc. a “household Name”, within the cannabis and CBD markets, and to leverage our talents and position to strive towards strong growth and value.

Warmest regards,

                                                              Life On Earth, Inc.

By:    Fernando O. Leonzo

Name:  Fernando Oswaldo Leonzo

Title:     Chairman and Chief Executive Officer

About Life On Earth, Inc.

Life on Earth, Inc. is a lifestyle company focused on growing its portfolio of brands within the cannabis industry.  The Company sells its products throughout the United States with third-party distributors, wholesalers and retailers. The Company owns, markets and distributes proprietary brands. For more information, please visit our corporate website - www.lifeonearthinc.com Investors and corporate inquiries, please contact: info@lifeonearthinc.com | (646) 844- 9897

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical facts included herein, including without limitation, statements regarding financial position, business strategy, growth strategy and other plans and objectives for future operations, are forward-looking statements as such term is defined in the Private Securities Litigation Reform Act of 1995.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and similar expressions that may tend to suggest a future event or outcome are not guarantees of performance, which cannot be predicted or anticipated. These forward-looking statements are based largely on expectations and assumptions which are subject to a number of risks and uncertainties, many of which are beyond the control of the Company.  Actual results could differ materially from these forward-looking statements.